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                                                                   Exhibit 4.2.3

                            FORM OF VOTING AGREEMENT

            This VOTING AGREEMENT (this "Agreement"), dated as of April 1, 1999, is by and among Leap Wireless International, Inc., a Delaware corporation (the "Company") and the persons listed on the counterpart signature pages hereto (herein referred to collectively as the "Investors" and individually as an "Investor"). In order to facilitate the Company's approval under the rules, policies and orders of the Federal Communications Commission (the "FCC") as a "Publicly Traded Corporation with Widely Disbursed Voting Power" (a "PTC") and a "very small business" designated entity eligible to hold C-Block or F-Block PCS licenses, the Investors have agreed to execute and deliver this Agreement.

            The parties hereby agree as follows:

            1. Voting of Stock. For as long as (i) the Company or Cricket Holdings, Inc. ("Cricket") desires to remain qualified as a PTC or as a "very small business" designated entity eligible to hold C-Block or F-Block PCS licenses, as those terms are defined under the rules, policies or orders of the FCC, and (ii) if and to the extent that, in the written opinion (which may be a reasoned opinion) of the Company's outside regulatory counsel, which counsel shall be reasonably satisfactory to QUALCOMM Incorporated on behalf of the Investors, an Investor's ability to vote shares of the Company's capital stock (considered singly or in the aggregate with the other Investors and other holders of the Company's capital stock) would otherwise disqualify the Company or Cricket as a PTC or as a "very small business" designated entity eligible to hold C-Block or F-Block PCS licenses, each such Investor (prior to the close of voting but after the votes of all other outstanding voting securities which are not subject to this Agreement have been tallied) shall cause all such shares of the Company's capital stock which Investor has the right to vote to be voted in proportion to the aggregate affirmative and negative votes of the other outstanding voting securities of the Company, in respect of each proposal submitted for a vote or written consent of the Company's stockholders.

            2. After-Acquired Shares. All of the provisions of this Agreement shall apply to all shares of the Company's capital stock now owned by or which may be issued or transferred hereafter to any of the Investors, including without limitation, all shares issued upon exercise of any warrant or stock option, all shares issued pursuant to any events described in Section 3 below, and any shares acquired by gift, privately negotiated transactions, open market purchases or in any other manner whatsoever.

            3. Recapitalizations, Exchanges, Etc. Affecting the Company's Stock. The provisions of this Agreement shall apply, to the fullest extent set forth herein, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) that may be issued in respect of, in exchange for, or in substitution of the Company's Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring


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after the date hereof.

            4. Injunctive Relief. In the event of a breach or threatened breach of this Agreement by any Investor, the parties agree that money damages, alone, may be an inadequate remedy, and that the Company may apply for injunctive and other equitable relief, including an order for specific performance, to prevent or remedy such breach.

            5. Miscellaneous.

                  (a) Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, legatees, successors and assigns.

                  (b) Disputes. Any controversy or dispute between the Company, on the one hand, and any Investor or Investors, on the other hand, arising under this Agreement, including the enforceability of this arbitration clause, shall be settled by binding arbitration before a single arbitrator in San Diego, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association, Expedited Procedures. The governing law of such arbitration shall be as set forth in Section 5(c) hereof. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  (c) Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to choice of law or conflicts of law principles.

                  (d) Contravention. If any provision of this Agreement contravenes any applicable law or regulation, the remainder of the Agreement shall be given effect as though such provision was not present, and in a manner so as to achieve the objective of such provision as nearly as possible without contravening the law.

                  (e) Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  (f) Amendment. This Agreement may be amended, modified or supplemented only by written agreement of the party or parties hereto against whom enforcement of such amendment, modification or supplement is sought.


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                [COUNTERPART SIGNATURE PAGE TO VOTING AGREEMENT]

            IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

                                          LEAP WIRELESS INTERNATIONAL, INC.

                                          By:
                                                 -------------------------------
                                          Name:
                                                 -------------------------------
                                          Title:
                                                 -------------------------------


                                          CORPORATE INVESTORS

                                          By:
                                                 -------------------------------
                                          Name:
                                                 -------------------------------
                                          Title:
                                                 -------------------------------


                                          INDIVIDUAL INVESTORS

                                          By:
                                                 -------------------------------
                                          Name:
                                                 -------------------------------
                                          Title:
                                                 -------------------------------


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